                                                                   Exhibit 10(B)


                                 March 19, 1997

Mr. Glen Gasparini
President
American Stone Industries, Inc.
900 Keele Street
Toronto, Ontario
Canada M6N 2B7

         Re:   Consent to Incorporation of
               Independent Auditors' Report

Dear Mr. Gasparini:

This firm was the independent auditors for American Stone Industries, Inc. (the "Company") for the fiscal year end December 31, 1995. In this context, we understand that the Company is in the process of preparing and filing a Form 10-SB with the Securities & Exchange Commission.

Pursuant to Rule 601(b)(23), this letter will service as our consent for the Company to file as an exhibit with the Form 10-SB, our Independent Auditors' Report dated April 3, 1996 for fiscal year ended December 31, 1995, and to the reference of Horton & Company, L.L.C. therein.

Horton & Company, L.L.C,

EH/ha


                                    Page 213